                                                         [JPMORGAN LOGO]

                              JP Morgan Chase Bank
                          FEE SCHEDULE FOR THE "FUNDS"
                              EFFECTIVE JULY, 2002

FUND ACCOUNTING FEES:

MONEY MARKETS:
Tier One                    5,000,000,000            1.1 bps
Tier Two                   10,000,000,000            0.8 bps
Tier Three                100,000,000,000            0.4 bps
Tier Four          Over 100BN                       0.25 bps

FIXED INCOME:
Tier One                   10,000,000,000              1 bps
Tier Two                   20,000,000,000           0.75 bps
Tier Three                 30,000,000,000            0.5 bps
Tier Four          Over 30BN                        0.25 bps

DOMESTIC EQUITY:
Tier One                   10,000,000,000            1.2 bps
Tier Two                   20,000,000,000            0.5 bps
Tier Three                 30,000,000,000            0.4 bps
Tier Four          Over 30BN                        0.25 bps

INTERNATIONAL FUNDS:
Tier One                   10,000,000,000              3 bps
Tier Two           Over 10BN                         2.5 bps

EMERGING MARKETS:
Tier One                   10,000,000,000              4 bps
Tier Two           Over 10BN                           3 bps

COMMINGLED FUND FEES - US:
Included in existing categories

COMMINGLED FUND FEES - INTERNATIONAL:
Included in existing categories

OTHER FEES:
Minimums:          US Equity                                   $20,000
                   US Fixed Income                             $25,000
                   Money Markets                               $10,000
                   International / Emerging Markets            $55,000
                   Share Class                                 $10,000
                   Multi-Manager (per manager)                 $ 6,000

SAFEKEEPING FEES:

                                      BPS           TRADES
                                    -------        --------
Argentina                             25.00          100.00

Australia                              5.00           50.00

Austria                                8.00           50.00

Bahrain                               60.00          150.00

Bangladesh                            60.00          150.00

Belgium                                5.00           50.00

Bermuda                               20.00           75.00

Botswana                              60.00          150.00

Brazil                                15.00           58.00

Bulgaria                              35.00           75.00

Canada (RBC)                           3.00           25.00

Chile                                 35.00           75.00

China                                 25.00           75.00

Colombia                              40.00          100.00

Costa Rica                            60.00          150.00

Croatia                               40.00          115.00

Cyprus                                60.00          150.00

Czech Republic                        40.00           90.00

Denmark                                4.00           50.00

ECU                                    1.50           24.00

Ecuador                               50.00          100.00

Egypt                                 40.00           75.00

Estonia                               35.00           75.00

Euroclear/Cedel                        1.50           24.00

Euro CDs                               2.00           25.00

Finland                                5.25           50.00

France                                 4.75           47.00

Germany                                2.50           27.00

Ghana                                 60.00          150.00

Greece                                40.00           75.00

Hong Kong                              4.00           50.00

Hungary                               40.00          100.00

India (Deutsche)                      40.00           45.00

India (HSBC)                          40.00           50.00

Indonesia                             10.00           75.00

Ireland                                7.00           45.00

Israel                                50.00          100.00

Italy                                  5.25           50.00

Ivory Coast                            3.00          100.00

Jamaica                               11.00           70.00

                                      BPS           TRADES
                                    -------        --------
Japan                                  2.75           25.00

Jersey                                60.00          150.00

Jordan                                50.00          100.00

Kenya                                 60.00          150.00

Korea                                 20.00           48.00

Latvia                                20.00          115.00

Lebanon                               50.00          140.00

Lithuania                             35.00          140.00

Luxembourg                             3.00           55.00

Malaysia                               8.00           75.00

Mauritius                             60.00          150.00

Mexico                                 6.00           42.00

Morocco                               50.00          150.00

Namibia                               60.00          150.00

Nepal                                 60.00          150.00

Netherlands                            5.00           50.00

New Zealand                            2.00           47.00

Nigeria                               60.00          150.00

Norway                                 6.00           50.00

Oman                                  35.00          130.00

Pakistan                              30.00          150.00

Peru                                  50.00          100.00

Philippines                           15.00           83.00

Poland                                40.00          150.00

Portugal                              25.00           83.00

Romania                               40.00          115.00

Russia                                25.00          100.00

Singapore                              4.00           50.00

Slovakia                              40.00          100.00

Slovenia                              35.00          100.00

South Africa                           5.00           50.00

Spain                                  7.75           50.00

Sri Lanka                             20.00          100.00

Swaziland                             60.00          150.00

Sweden                                 5.00           50.00

Switzerland                            6.00           75.00

Taiwan                                13.00          100.00

Thailand                              15.00           63.00

Tunisia                               60.00          150.00

Turkey                                20.00           75.00

United Kingdom                         1.00           25.00

United States                          0.10            7.50

Uruguay                               60.00          150.00

                                      BPS           TRADES
                                    -------        --------
Venezuela                             35.00          100.00

Vietnam                               60.00          150.00

Zambia                                60.00          150.00

Zimbabwe                              50.00          115.00

This fee schedule will be in effect for a period of 2 years. New markets added, or additional services required that are not included in this schedule will be negotiated separately and added to this schedule as the need arises.

Signed on behalf of:

J.P. Morgan Funds
J.P. Morgan Institutional Funds
J.P. Morgan Series Trust
J.P. Morgan Series Trust II
Mutual Fund Group
Fleming Mutual Fund Group
Mutual Fund Select Group
Mutual Fund Select Trust
Mutual Fund Variable Annuity Trust
Mutual Fund Investment Trust                JPMorgan Chase Bank


-------------------------                   -------------------------
David Wezdenko                              Ann M. Osti
Vice President                              Vice President
Date:    ________________                   Date:    ________________